SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: 6-8-2005
(Date of earliest event reported)

GOLD BANC CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 451-8050

Item 8.01         Other Events

On June 7, 2005 the Registrant issued a press release announcing that it had received an order in the case of Wayne E. Janzen, et al., vs. Gold Banc Corporation, Inc., et al., pending in Kingfisher County, Oklahoma. The Court’s order certified the case as a class action covering those agricultural customers who obtained Farm Service Agency guaranteed agricultural loans between January 1, 1999 and February 29, 2004. Mick Aslin, Chief Executive Officer of the Registrant, stated the Registrant disagreed with the Court’s decision and planned to appeal the Court’s decision immediately. Mr. Aslin also stated that the Registrant believes it has valid defenses to the plaintiffs’ claims and intends to vigorously defend this lawsuit. The press release is attached hereto as exhibit 99.1 and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

99.1    Press Release, dated June 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLD BANC CORPORATION, INC.

Dated: June 8, 2005	By:	/s/ Richard J. Tremblay
Richard J. Tremblay Chief Financial Officer